                                                                    EXHIBIT 11.1

                     STATEMENT REGARDING PER SHARE EARNINGS


                                       3 Months Ended   3 Months Ended  6 Months Ended  6 Months Ended
                                        June 30, 2000   June 30, 1999   June 30, 2000   June 30, 1999
Primary Earnings Per Share
--------------------------
Net income                                 $  121,305      $ 1,094,065     $ 1,652,771     $ 1,325,723
Cumulative preferred dividends              <249,861>         <68,708>       <504,186>        <68,708>
                                     -----------------------------------------------------------------

Income for common shareholders             $<128,556>      $ 1,025,357     $ 1,148,585       1,257,015
                                           ==========      ===========     ===========     ===========
Weighted average common shares              7,822,191        7,822,191       7,822,191       7,822,191
                                           ==========      ===========     ===========     ===========
Primary earnings per share                 $     (.02)     $       .13     $       .15     $       .16
                                           ==========      ===========     ===========     ===========

Diluted Earnings Per Share
--------------------------

Net income                                 $      N/A      $ 1,094,065     $ 1,652,771     $ 1,325,723
Cumulative preferred dividends                    -0-              -0-             -0-             -0-
                                     -----------------------------------------------------------------
                                                  N/A        1,094,065       1,652,771       1,325,723
                                           ==========      ===========     ===========     ===========

Weighted average common shares                    N/A        7,822,191       7,822,191       7,822,191
Effect of stock options                            --               --          64,187              --
Assumed conversion of cumulative
   Preferred stock                                N/A       10,533,447      31,600,342       5,266,723
                                     -----------------------------------------------------------------
                                                  N/A       18,355,638      39,486,720      13,088,915
                                           ==========      ===========     ===========     ===========
Diluted earnings per share                 $     (.02)     $       .06     $       .04     $       .10
                                           ==========      ===========     ===========     ===========


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